UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2022

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-37778	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HONE	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, the Board of Directors of HarborOne Bancorp, Inc. (the “Company”) voted to accelerate the vesting of certain outstanding restricted stock awards and performance stock unit awards that were previously granted to James W. Blake, the Company’s Chief Executive Officer (the “Awards”). As further described below, the Awards will be accelerated to vest on May 18, 2022, the date of Mr. Blake’s previously announced retirement as Chief Executive Officer.

The vesting of Mr. Blake’s restricted stock award granted on October 1, 2020 will be accelerated so that 25,350 shares will vest on May 18, 2022. These shares were originally scheduled to vest on October 29, 2022.

The vesting of Mr. Blake’s restricted stock award granted on March 1, 2021 will be partially accelerated so that 6,872 shares will vest on May 18, 2022. These shares were originally scheduled to vest on March 1, 2023.

The vesting of Mr. Blake’s performance stock unit award granted on March 1, 2021 will be accelerated to vest as follows: approximately 70.8% of Mr. Blake’s performance stock unit award will vest at target level on May 18, 2022 to account for Mr. Blake’s service to the Company for 17 months of the 24-month performance period ending on December 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE BANCORP, INC.

	By:	/s/ Linda H. Simmons
	Name:	Linda H. Simmons
	Title:	Executive Vice President and Chief Financial Officer

Date: April 1, 2022